Exhibit 99.1

Bausch + Lomb Announces Board of Directors Update, Reaffirms Guidance

VAUGHAN, Ontario, Aug. 6, 2026 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced changes to its Board of Directors.

At the request of Bausch Health Companies Inc. (“Bausch Health”), which has held a majority ownership position in Bausch + Lomb since its initial public offering in 2022 and currently owns, directly or indirectly through its wholly owned subsidiaries, approximately 87% of the company’s outstanding common shares, the Bausch + Lomb Board has appointed four new directors, effective Aug. 5, 2026:

•	Thomas J. Appio, CEO, Bausch Health

•	Robert Chersi, founder of Chersi Services LLC, executive director and a professor at Pace University’s Center for Governance, Reporting & Regulation and a seasoned director

•	Laurence Paul, MD, co-founder and managing principal of Laurel Crown Partners, LLC, president of The Louis Berkman Company, minority owner of the Pittsburgh Steelers and a director of Crew Knitwear, Vereco and Ampco-Pittsburgh Corporation

•	Barbara Trebbi, president and co-CEO of Landry Trebbi Investment Corp., president of BXT Corp. and director of Acadian Asset Management Inc.

The new directors replace Steven Collis, Karen Ling, Thomas Ross and Andrew von Eschenbach, MD, each of whom has tendered their resignation to facilitate the new appointments; none of the resignations were the result of any disagreement with the company.

“We welcome our new directors and appreciate the service and contributions of those departing the Board,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “Over the past several years, we’ve been very transparent about our strategy and the work required to build a stronger Bausch + Lomb. Today, we have exceptional talent across the company, momentum throughout our businesses and the strongest pipeline we’ve had in years. Our second-quarter performance reflects what this team has methodically built and the disciplined execution behind it, and our focus remains on executing our strategy and delivering long-term value.”

Bausch + Lomb delivered second-quarter revenue of $1.394 billion, an increase of 9% on a reported basis and 8% on a constant currency basis1 compared with the second quarter of 2025. Growth was broad-based across all segments, with double-digit revenue growth in Surgical and Pharmaceuticals, while significant margin expansion led to improved profitability. Net cash provided by operating activities (also referred to as cash flow from operations) increased more than four times, from $32 million in the first quarter to $153 million in the second. Adjusted cash flow from operations (non-GAAP)1 more than tripled, from $45 million in the first quarter to $161 million in the second.2

1 This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

2 Adjusted cash flow from operations (non-GAAP) is net cash provided by operating activities (also referred to as Cash flow from operations), its most closely associated GAAP measure, less (i) Business Transformation payments of $7 million in the first quarter of 2026 and $3 million in the second quarter of 2026, (ii) financing payments related to the modification of the debt of $6 million in the first quarter of 2026 and (iii) payments of legacy legal settlements of $5 million in the second quarter of 2026.

The company is also advancing a diversified pipeline across dry eye disease, surgical technologies, consumer eye health, contact lenses, retinal diseases and emerging areas including AI and computational biology. This breadth is designed to support a sustained cadence of innovation and address important structural trends in eye health, including aging populations, rising childhood myopia and the growing prevalence of dry eye and retinal disease.

Reaffirming 2026 Guidance3

Bausch + Lomb reaffirms the full-year 2026 guidance it raised on July 29, 2026, including revenue of $5.440 billion to $5.540 billion and Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)1 of $1.025 billion to $1.075 billion.4

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About Bausch + Lomb
Our mission is simple – we help people see better to live better, all over the world. For nearly two centuries we’ve evolved with the changing needs of patients and customers, and our commitment to innovation and improving the standard of care in eye health has never been stronger. From contact lenses to prescription products, over-the-counter options, surgical devices and more, we’re turning bold ideas into better outcomes through passion, perseverance and purpose. Learn more at www.bausch.com and connect with us on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-looking Statements

This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “projects,” “predicts,” “forecasts,” “should,” “could,” “would,” “may,” “might,” “will,” “strive,” “believes,” “estimates,” “potential,” “target,” “guidance,” “outlook,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the company’s 2026 full-year guidance, and the company’s pipeline. These forward-looking statements, including the company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 (which was filed with the SEC and CSA on Feb. 18, 2026) and its most recent quarterly filings), which factors are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. In addition, management has also made certain assumptions regarding our 2026 full-year guidance with respect to expectations regarding base performance growth, business performance, currency impact, inflation, the company's ability to offset the impact of tariffs in 2026 (based on the current tariff policy and the actions the company is taking to manage these measures), expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the company’s ability to continue to manage such expense in the manner anticipated, net interest expense (which will vary based on, among other things, interest rates and our indebtedness), adjusted tax rate and full year capex and the anticipated timing and extent of the company’s R&D expense.

3 Other than with respect to GAAP revenue, the company only provides guidance on a non-GAAP basis. The company does not provide a reconciliation of forward-looking Adjusted EBITDA excluding Acquired IPR&D (non-GAAP) to GAAP net income (loss) attributable to Bausch + Lomb Corporation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

4 The affirmed guidance in this news release is only effective as of the date given, August 6, 2026, and will not be updated or affirmed unless and until the company publicly announces updated or affirmed guidance. Distribution or reference of this news release following August 6, 2026, does not constitute the company reaffirming guidance. See the “Forward-looking Statements” section for further information. This guidance does not take into consideration any changes in tariff policy, given the dynamic nature of the situation.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the company. In addition, these non-GAAP measures and ratios address questions the company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the company has determined that it is appropriate to make this data available to all investors.

These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding Acquired IPR&D EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the company measures the business internally and sets operational goals and incentives. In particular, the company believes that Adjusted EBITDA (non-GAAP) focuses management on the company’s underlying operational results and business performance. As a result, the company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization and further adjusted for the following items:

•	Asset impairments: The company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes impairments of intangible assets from measuring the performance of the company and its business, the company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•	Restructuring, integration and transformation costs: The company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the company prepares for post-separation operations, the company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs. Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Acquisition-related costs and adjustments excluding amortization of intangible assets: The company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the company’s acquisitions, as well as the nature of the agreed-upon consideration.

•	Share-based compensation: The company excludes costs relating to share-based compensation. The company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•	Separation costs and separation-related costs: The company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Loss on extinguishment of debt: The company has excluded loss on extinguishment of debt as this represents a loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market that are not within management’s control.

•	Other Non-GAAP adjustments: The company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the company believes the costs associated with legal settlements and judgments are not routine operating expenses. The company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted EBITDA excluding Acquired In-Process Research and Development (IPR&D) (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude Acquired IPR&D. The IPR&D expenditures represent costs directly resulting from business development transactions and not through the normal course of business. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors in assessing our performance. However, investors should understand that the company may enter into additional business development transactions in the future and, as a result, such Acquired IPR&D may recur in the future.

Constant Currency

Constant currency change or constant currency revenue growth is a change in GAAP revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The company uses Constant Currency revenue (non-GAAP) and Constant Currency revenue Growth (non-GAAP) to assess performance of its reportable segments, and the company in total, without the impact of foreign currency exchange fluctuations. The company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing current period reported amounts adjusted to exclude currency impact, calculated using monthly average exchange rates from the prior comparable period to the actual prior comparable period reported amounts.

Adjusted Cash Flows from Operations/Adjusted Cash used in Operations

Adjusted cash flows from operations (non-GAAP)/Adjusted Cash used in Operations (non-GAAP) is Net Cash provided by Operating Activities (also referred to as Cash flow from operations/Cash used in operations (loss)) (its most directly comparable GAAP financial measure) adjusted for: (i) payments of legacy legal settlements, net of insurance proceeds, if any (ii) payments for separation costs, IPO costs, separation-related costs, and IPO-related costs (iii) payments for business transformation costs and (iv) payments for financing fees related to the modification of debt, if any. Management believes that Adjusted cash flows from operations (non-GAAP)/Adjusted Cash used in Operations (non-GAAP), along with the GAAP and non-GAAP measures used by management, most appropriately reflect how the company measures the business internally. The company uses adjusted cash flows from operations (non-GAAP)/Adjusted Cash used in Operations (non-GAAP) both to assess the actual financial performance of the company and to forecast future results as part of its guidance. Management believes adjusted cash flows from operations (non-GAAP)/Adjusted Cash used by Operations (non-GAAP) is a useful measure to evaluate current performance amounts. As these payments arise from events outside of the ordinary course of continuing operations as discussed above, the company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s cash from operations, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

Media Contact:

T.J. Crawford
tj.crawford@bausch.com
(908) 705-2851

Investor Contact:
George Gadkowski
george.gadkowski@bausch.com
(877) 354-3705 (toll free)

FINANCIAL TABLE FOLLOWS

Bausch + Lomb Corporation	Table 1

Constant Currency Revenue (non-GAAP) and Constant Currency Revenue Growth (non-GAAP)

For the Three Months Ended June 30, 2026 and 2025

(unaudited)

Calculation of Constant Currency Revenue for the Three Months Ended
	June 30, 2026			June 30, 2025
					Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP)(b)
(in millions)	Revenue as Reported	Changes in Exchange Rates(a)	Constant Currency Revenue (Non-GAAP)(b)	Revenue as Reported	Amount	Pct.	Amount	Pct.
Total revenues	$1,394	$(12)	$1,382	$1,278	$116	9%	$104	8%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures and ratios. For additional information about the Company’s use of such non-GAAP financial measures and ratios, refer to the “Non-GAAP Information” section in the body of the news release to which these tables are attached. Constant currency revenue (non-GAAP) for the three months ended June 30, 2026 is calculated as revenue as reported adjusted for the impact for changes in exchange rates. Change in constant currency revenue (non-GAAP) is calculated as the difference between constant currency revenue for the current period and revenue as reported for the comparative period.